Calculation of Filing Fee Tables
S-8
Cingulate Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	16,912	$ 6.14	$ 103,839.68	0.0001381	$ 14.34
2	Equity	Common Stock, $0.0001 par value per share	Other	60,000	$ 4.16	$ 249,600.00	0.0001381	$ 34.47
3	Equity	Common Stock, $0.0001 par value per share	Other	1,006,952	$ 4.705	$ 4,737,709.16	0.0001381	$ 654.28
Total Offering Amounts:						$ 5,091,148.84		$ 703.09
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 703.09
Offering Note
[1]	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also be deemed to cover any additional shares of the Registrant's common stock, par value $0.0001 per share ("Common Stock") that may from time to time be offered or issued under the Registrant's 2021 Omnibus Equity Incentive Plan, as amended (the "Equity Plan") to prevent dilution resulting from stock splits, stock dividends or similar transactions that increases the number of outstanding shares of Common Stock. Consists of shares of Common Stock that may be issued upon exercise of stock options granted pursuant to the Equity Plan outstanding as of the date of this registration statement. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares issuable upon the exercise of the stock options are based upon the weighted average exercise price of the stock options.

[2]	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also be deemed to cover any additional shares of the Registrant's common stock, par value $0.0001 per share ("Common Stock") that may from time to time be offered or issued under the Registrant's 2021 Omnibus Equity Incentive Plan, as amended (the "Equity Plan") to prevent dilution resulting from stock splits, stock dividends or similar transactions that increases the number of outstanding shares of Common Stock. Consists of shares of Common Stock that may be issued upon exercise of stock options granted pursuant to inducement awards outstanding as of the date of this registration statement. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares issuable upon the exercise of the stock options are based upon the weighted average exercise price of the stock options.

[3]	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also be deemed to cover any additional shares of the Registrant's common stock, par value $0.0001 per share ("Common Stock") that may from time to time be offered or issued under the Registrant's 2021 Omnibus Equity Incentive Plan, as amended (the "Equity Plan") to prevent dilution resulting from stock splits, stock dividends or similar transactions that increases the number of outstanding shares of Common Stock. Represents shares of Common Stock reserved for future issuance under the Equity Plan that are not subject to outstanding options. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low prices per share of the Registrant's Common Stock on July 13, 2026 as reported by The Nasdaq Stock Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources